Exhibit 20.1


Chase Manhattan Grantor Trust 1995-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 16 Beginning Date                     12/01/1996
Due Period 16 End Date                           12/31/1996
Determination Date                               01/10/1997
Remittance Date                                  01/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 24.5962589697

II.   Monthly In2erest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.6353827468

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 658,994.87
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.4392304545

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,961,387.82
      B. From Current Period                                     $ 4,229,149.93
      C. Change in Amount Between Periods (Lines B - A)            $ 267,762.11

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 753,891,107.02
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.502480290252

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 39,539,692.49
      B. Available Cash Collateral Amount Percentage            5.000000000000%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 39,539,692.49
      B. For the Next Collection Period                         $ 37,694,555.35